EXHIBIT 99.1

News Release

DARLING INGREDIENTS INC. REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS
Solid Feed Segment Performance and Recovery in the Food Segment
Strong Cash Flow Supported Continued Debt Reduction
Exploring Phase III Expansion of Diamond Green Diesel JV with Valero

November 7, 2017 - IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR), a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and customized specialty solutions for customers in the pharmaceutical, food, pet food, feed, industrial, fuel, bioenergy, and fertilizer industries, today announced financial results for the 2017 third quarter ended September 30, 2017.

Third Quarter 2017 Overview

•	Revenue of $937.7 million, up 9.8%

•	Net income of $7.8 million, or $0.05 per GAAP diluted share

•	Adjusted EBITDA of $110.5 million

•	Strong balance sheet with debt reduction of $18.5 million

•	Global raw material volumes steady, up 3.8%

•	Improved global pricing environment, with fats holding firm while protein prices were mixed

•	Food Segment highlighted by improved performance across gelatin markets

•	Diamond Greed Diesel (DGD) facility results tempered due to EPA uncertainty; JV exploring Phase III expansion

For the third quarter of 2017, the Company reported net sales of $937.7 million, as compared with net sales of $853.9 million for the third quarter of 2016. Net income attributable to Darling for the three months ended September 30, 2017 was $7.8 million, or $0.05 per diluted share, compared to a net income of $28.7 million, or $0.17 per diluted share, for the third quarter of 2016. The decrease in net income for the third quarter 2017 is due to higher selling, general and administrative expenses, depreciation expense related to new plant locations in our Feed Ingredients segment, and the absence of the blenders tax credit, which was included in the third quarter 2016 results but has not yet been reinstated for 2017.

Comments on the Third Quarter 2017

“The success of our diversified business model continues to deliver consistent earnings even in volatile markets. Our teams delivered solid results across our business segments supported by strong global rendering volumes and an improved performance in Rousselot and CTH. Despite general seasonality impacting our third quarter and a fire incident at our Rendac facility, we executed well on our key financial metrics,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc.

“We remain optimistic the EPA will support the earlier announced Renewable Fuel Standard (RFS2) mandates, and we remain confident that the blenders tax credit could soon be reinstated. Additionally, we are excited about our just announced joint intention with our partner, Valero Energy, to explore further expansion of DGD, potentially doubling its capacity to 550 million gallons annually by 2021.” concluded Mr. Stuewe.

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Operational Update by Segment

•
Feed Ingredients - Strong global raw material volumes drove higher sales with robust fat pricing in North America offset by lower European market pricing. Global protein pricing was mixed due to ample global meat and bone meal supplies while specialty proteins garnered higher demand and pricing. Margins remained stable in light of more tempered seasonal downgrades in the fat markets, higher payroll related accruals and increased depreciation expense from new facilities brought online during the past 12 months.

•
Food Ingredients - Stabilized performance with earnings recovery in Rousselot’s four-continent gelatin business. Rousselot North America and Europe executed well, and China showed improved strength due to higher low bloom sales volumes. South America delivered sequential and year-over-year profitability due to improved production efficiencies. CTH casings business again delivered solidly on volume and pricing. Sonac edible fats continued the positive trend with improved performance in concert with a stabilized palm oil market.

•
Fuel Ingredients - Consistent performance led by Rendac, our disposal rendering operations, despite a nine-day production disruption due to a fire incident in Son. The associated operating losses were offset by insurance proceeds collected during the quarter. Ecoson bioenergy plant underperformed due to lower supply volumes and curtailed operations to address current regulatory requirements, while North American biodiesel facilities reported an earnings decline due to the absence of the blenders tax credit.

•
Diamond Green Diesel Joint Venture (DGD) - DGD delivered in line with expectations against the backdrop of legislative uncertainty and the related volatility in RIN prices. Overall, operations performed well and posted $0.49 EBITDA per gallon despite the lack of the blenders tax credit in 2017 versus 2016. Partners announced their intention to explore further capacity expansion to 550 million gallons of annual production beyond the ongoing expansion to 275 million gallons planned for Q2 2018 completion.

Financial Update by Segment

Feed Ingredients	Three Months Ended		Nine Months Ended
($ thousands)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$575,543	$531,413	$1,677,286	$1,550,539
Selling, general and administrative expenses	45,471	38,943	134,444	127,513
Depreciation and amortization	46,860	43,614	134,933	130,110
Segment operating income	33,604	35,254	103,455	90,512
EBITDA	$80,464	$78,868	$238,388	$220,622
*EBITDA calculated by adding depreciation and amortization to segment operating income.

•
Feed Ingredients operating income for the three months ended September 30, 2017 was $33.6 million, a decrease of $1.7 million or (4.8)% as compared to the three months ended October 1, 2016. Segment operating income was down in the three months ended September 30, 2017 as compared to the same period in fiscal 2016 due to higher payroll related benefits and higher depreciation from new plant locations that were not operating in the three months ended October 1, 2016 that more than offset increased raw material volumes and increased finished fat prices.

•
Feed Ingredients operating income during the nine months ended September 30, 2017 was $103.5 million, an increase of $13.0 million or 14.4% as compared to the nine months ended October 1, 2016. Earnings for the Feed

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Ingredients segment were higher due to an overall increase in sales volumes, finished product prices and raw material volumes as compared to the same period in fiscal 2016.

Food Ingredients	Three Months Ended		Nine Months Ended
($ thousands)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$300,282	$261,997	$847,897	$782,014
Selling, general and administrative expenses	25,633	25,352	77,480	69,566
Depreciation and amortization	19,506	17,383	55,291	51,823
Segment operating income	14,983	7,944	40,135	49,474
EBITDA	$34,489	$25,327	$95,426	$101,297
*EBITDA calculated by adding depreciation and amortization to segment operating income.

•
Food Ingredients operating income was $15.0 million for the three months ended September 30, 2017, an increase of $7.1 million or 89.9% as compared to the three months ended October 1, 2016. The earnings in the gelatin business were up as compared to the prior year primarily due to improved performance in the Company’s China, South American and North American markets. The Company’s edible fats markets improved due to increased volumes and fat prices. The casings business delivered improved performance due to higher supply volumes and higher demand for casings.

•
Food Ingredients operating income was $40.1 million for the nine months ended September 30, 2017, a decrease of $9.4 million or (19.0)% as compared to the nine months ended October 1, 2016. The earnings in the gelatin business were down as compared to the prior year primarily due to lower earnings in the Company’s South American gelatin business due to margin compression influenced by operating inefficiencies and macroeconomic factors. The casings business delivered improved performance due to overall high demand that slightly offset lower earnings in the gelatin business. Additionally, selling, general and administrative expense in the Food Ingredients segment increased approximately $5.1 million primarily due to a reduction of currency hedge gains in the nine months ended September 30, 2017 as compared to the same period in fiscal 2016.

Fuel Ingredients	Three Months Ended		Nine Months Ended
($ thousands)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$61,856	$60,446	$188,918	$178,285
Selling, general and administrative expenses	(461)	1,332	5,732	4,986
Depreciation and amortization	7,912	6,896	22,472	20,999
Segment operating income	145	5,971	5,740	18,680
EBITDA	$8,057	$12,867	$28,212	$39,679
*EBITDA calculated by adding depreciation and amortization to segment operating income.

•
Exclusive of the DGD Joint Venture, the Company’s Fuel Ingredients segment income for the three months ended September 30, 2017 was $0.1 million, a decrease of $5.9 million or (98.3)% as compared to the same period in fiscal 2016. For the three months ended September 30, 2017 the North American region results did not include

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the blenders tax credit, while fiscal 2016 included the blenders tax credit. Higher earnings in Rendac due to increased supply volumes for the three months ended September 30, 2017 were offset by decreased earnings in Ecoson due to lower supply volumes and curtailed operations at Ecoson to address current regulatory requirements as compared to the same period in the prior year. In addition, selling, general and administrative costs were improved for the three months ended September 30, 2017, mainly due to business interruption insurance of approximately $5.1 million related to a fire incident at a Rendac operation during the period.

•
Exclusive of the DGD Joint Venture, the Company’s Fuel Ingredients segment income for the nine months ended September 30, 2017 was $5.7 million, a decrease of $13.0 million or (69.5)% as compared to the same period in fiscal 2016. The decrease for the nine months ended September 30, 2017 is primarily a result of the North American region results not including the blenders tax credit and curtailed operations at Ecoson to address current regulatory requirements, while fiscal 2016 included the blenders tax credit.

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Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Periods Ended September 30, 2017 and October 1, 2016
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
			$ Change			$ Change
	September 30,	October 1,	Favorable	September 30,	October 1,	Favorable
	2017	2016	(Unfavorable)	2017	2016	(Unfavorable)
Net sales	$937,681	$853,856	$83,825	$2,714,101	$2,510,838	$203,263
Costs and expenses:
Cost of sales and operating expenses	744,028	671,167	(72,861)	2,134,419	1,947,175	(187,244)
Selling, general and administrative expenses	83,141	76,508	(6,633)	256,589	234,135	(22,454)
Depreciation and amortization	77,202	70,653	(6,549)	221,306	212,440	(8,866)
Acquisition and integration costs	—	—	—	—	401	401
Total costs and expenses	904,371	818,328	(86,043)	2,612,314	2,394,151	(218,163)
Operating income	33,310	35,528	(2,218)	101,787	116,687	(14,900)
Other expense:
Interest expense	(22,531)	(23,867)	1,336	(66,657)	(71,748)	5,091
Foreign currency gain/(loss)	(2,055)	354	(2,409)	(4,430)	(2,241)	(2,189)
Other expense, net	(1,447)	(2,007)	560	(5,103)	(5,685)	582
Total other expense	(26,033)	(25,520)	(513)	(76,190)	(79,674)	3,484
Equity in net income of unconsolidated subsidiaries	7,703	18,138	(10,435)	16,669	37,633	(20,964)
Income before income taxes	14,980	28,146	(13,166)	42,266	74,646	(32,380)
Income taxes expense/(benefit)	6,296	(744)	(7,040)	15,856	9,102	(6,754)
Net income	8,684	28,890	(20,206)	26,410	65,544	(39,134)
Net income attributable to noncontrolling interests	(923)	(196)	(727)	(3,671)	(3,772)	101
Net income attributable to Darling	$7,761	$28,694	$(20,933)	$22,739	$61,772	$(39,033)
Basic income per share:	$0.05	$0.17	$(0.12)	$0.14	$0.38	$(0.24)
Diluted income per share:	$0.05	$0.17	$(0.12)	$0.14	$0.37	$(0.23)

Number of diluted common shares:	167,181	165,436		166,628	165,154

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Darling Ingredients Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
September 30, 2017 and December 31, 2016
(in thousands)

	September 30,	December 31,
	2017	2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$110,146	$114,564
Restricted cash	282	293
Accounts receivable, net	414,947	388,397
Inventories	375,098	330,815
Prepaid expenses	39,272	29,984
Income taxes refundable	5,370	7,479
Other current assets	17,101	21,770
Total current assets	962,216	893,302

Property, plant and equipment, less accumulated depreciation, net	1,621,867	1,515,575
Intangible assets, less accumulated amortization, net	697,908	711,927
Goodwill	1,298,266	1,225,893
Investment in unconsolidated subsidiaries	290,028	292,717
Other assets	47,018	43,613
Deferred income taxes	17,219	14,990
Total assets	$4,934,522	$4,698,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$18,215	$23,247
Accounts payable, principally trade	213,592	180,895
Income taxes payable	21,974	4,913
Accrued expenses	292,483	242,796
Total current liabilities	546,264	451,851

Long-term debt, net of current portion	1,734,176	1,727,696
Other non-current liabilities	96,354	96,114
Deferred income taxes	353,041	346,134
Total liabilities	2,729,835	2,621,795

Commitments and contingencies
Total Darling's stockholders' equity:	2,122,655	1,972,994
Noncontrolling interests	82,032	103,228
Total stockholders' equity	2,204,687	2,076,222
	$4,934,522	$4,698,017

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Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Nine Months Ended September 30, 2017 and October 1, 2016
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,	October 1,
Cash flows from operating activities:	2017	2016
Net income	$26,410	$65,544
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	221,306	212,440
Loss/(gain) on disposal of property, plant, equipment and other assets	(537)	873
Gain on insurance proceeds from insurance settlements	—	(356)
Deferred taxes	(14,242)	(5,223)
Increase/(decrease) in long-term pension liability	1,574	(1,105)
Stock-based compensation expense	14,710	7,953
Write-off deferred loan costs	443	292
Deferred loan cost amortization	6,581	8,393
Equity in net income of unconsolidated subsidiaries	(16,669)	(37,633)
Distribution of earnings from unconsolidated subsidiaries	26,600	26,317
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5,311)	(3,058)
Income taxes refundable/payable	18,332	1,432
Inventories and prepaid expenses	(31,058)	(11,368)
Accounts payable and accrued expenses	39,937	27,438
Other	(19,294)	(11,377)
Net cash provided by operating activities	268,782	280,562
Cash flows from investing activities:
Capital expenditures	(196,446)	(168,224)
Acquisitions, net of cash acquired	(12,144)	(8,511)
Investment of unconsolidated subsidiaries	(4,750)	—
Gross proceeds from disposal of property, plant and equipment and other assets	4,953	4,492
Proceeds from insurance settlement	3,301	1,537
Payments related to routes and other intangibles	(5,635)	—
Net cash used by investing activities	(210,721)	(170,706)
Cash flows from financing activities:
Proceeds from long-term debt	24,069	28,765
Payments on long-term debt	(94,250)	(128,364)
Borrowings from revolving credit facility	142,000	83,000
Payments on revolving credit facility	(147,327)	(93,028)
Net cash overdraft financing	2,590	—
Deferred loan costs	(1,177)	—
Issuance of common stock	22	143
Repurchase of common stock	—	(5,000)
Minimum withholding taxes paid on stock awards	(2,140)	(1,843)
Acquisition of noncontrolling interest	(429)	—
Distributions to noncontrolling interests	(2,513)	(885)
Net cash used by financing activities	(79,155)	(117,212)
Effect of exchange rate changes on cash	16,676	(943)
Net decrease in cash and cash equivalents	(4,418)	(8,299)
Cash and cash equivalents at beginning of period	114,564	156,884
Cash and cash equivalents at end of period	$110,146	$148,585
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$(3,532)	$(3,302)
Cash paid during the period for:
Interest, net of capitalized interest	$58,219	$62,395
Income taxes, net of refunds	$13,719	$14,018
Non-cash financing activities:
Debt issued for assets	$3	$10
Contribution of assets to unconsolidated subsidiary	$—	$2,674

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Selected financial information for the Company’s Diamond Green Diesel Joint Venture is as follows:

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
September 30, 2017 and December 31, 2016
(in thousands)

	September 30,	December 31,
	2017	2016
	(unaudited)
Assets:
Total current assets	$218,357	$268,734
Property, plant and equipment, net	390,723	354,871
Other assets	5,482	12,164
Total assets	$614,562	$635,769

Liabilities and members' equity:
Total current portion of long term debt	$17,023	$17,023
Total other current liabilities	32,924	23,200
Total long term debt	40,986	53,753
Total other long term liabilities	443	418
Total members' equity	523,186	541,375
Total liabilities and members' equity	$614,562	$635,769

Diamond Green Diesel Joint Venture
Operating Financial Results
Three Months and Nine Months Ended September 30, 2017 and September 30, 2016
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
			$ Change			$ Change
	September 30,	September 30,	Favorable	September 30,	September 30,	Favorable
	2017	2016	(Unfavorable)	2017	2016	(Unfavorable)
Revenues:
Operating revenues	$175,585	$141,656	$33,929	$451,768	$345,650	$106,118
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	154,446	96,569	(57,877)	395,743	244,643	(151,100)
Depreciation, amortization and accretion expense	6,733	7,445	712	22,867	20,370	(2,497)
Total costs and expenses	161,179	104,014	(57,165)	418,610	265,013	(153,597)
Operating income	14,406	37,642	(23,236)	33,158	80,637	(47,479)
Other income	408	114	294	959	199	760
Interest and debt expense, net	(455)	(1,406)	951	(2,306)	(6,148)	3,842
Net income	$14,359	$36,350	$(21,991)	$31,811	$74,688	$(42,877)

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Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA
Three and nine months ended September 30, 2017 and October 1, 2016

	Three Months Ended - Year over Year			Nine Months Ended - Year over Year
Adjusted EBITDA	September 30,		October 1,	September 30,		October 1,
(U.S. dollars in thousands)	2017		2016	2017		2016

Net income attributable to Darling	$7,761		$28,694	$22,739		$61,772
Depreciation and amortization	77,202		70,653	221,306		212,440
Interest expense	22,531		23,867	66,657		71,748
Income tax expense/(benefit)	6,296		(744)	15,856		910
Foreign currency loss/(gain)	2,055		(354)	4,430		2,241
Other expense, net	1,447		2,007	5,103		5,685
Equity in net (income) of unconsolidated subsidiaries	(7,703)		(18,138)	(16,669)		(37,633)
Net income attributable to noncontrolling interests	923		196	3,671		3,772
Adjusted EBITDA	$110,512		$106,181	$323,093		$329,127
Acquisition and integration-related expenses	—		—	—		401
Pro forma Adjusted EBITDA (Non-GAAP)	$110,512		$106,181	$323,093		$329,528
Foreign currency exchange impact	(3,574)	(1)	—	231	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$106,938		$106,181	$323,324		$329,528

DGD Joint Venture Adjusted EBITDA (Darling's share)	$10,570		$22,543	$28,013		$50,503

(1) The average rates assumption used in the calculation was the actual fiscal average rate for the three months ended October 1, 2016 of €1.00:USD$1.12 and
CAD$1.00:USD$0.77 as compared to the average rate for the three months ended September 30, 2017 of €1.00:USD$1.18 and CAD$1.00:USD$0.80, respectively.
(2) The average rates assumption used in the calculation was the actual fiscal average rate for the three months ended October 1, 2016 of €1.00:USD$1.12 and
CAD$1.00:USD$0.76 as compared to the average rate for the nine months ended September 30, 2017 of €1.00:USD$1.11 and CAD$1.00:USD$0.77, respectively.

About Darling
Darling Ingredients Inc. is the world’s largest publicly-traded developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and specialty products for customers in the pharmaceutical, food, pet food, feed, technical, fuel, bioenergy, and fertilizer industries.  With operations on five continents, the Company collects and transforms all aspects of animal by-product streams into broadly used and specialty ingredients, such as gelatin, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts used cooking oil and commercial bakery residuals into valuable feed and fuel ingredients.  In addition, the Company provides grease trap services to food service establishments, environmental services to food processors and sells restaurant cooking oil delivery and collection equipment. For additional information, visit the Company's website at http://www.darlingii.com.

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Darling Ingredients Inc. will host a conference call to discuss the Company’s third quarter 2017 financial results at 8:30 am Eastern Time (7:30 am Central Time) on Wednesday, November 8, 2017. To listen to the conference call, participants calling from within North America should dial 844-868-8847; international participants should dial 412-317-6593. Please refer to access code 10112133. Please call approximately ten minutes before the start of the call to ensure that you are connected.
The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through November 15, 2017, by dialing 877-344-7529 (U.S. callers), 855-669-9658 (Canada) and 412-317-0088 (international callers). The access code for the replay is 10112133. The conference call will also be archived on the Company’s website.
Use of Non-GAAP Financial Measures:
Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at September 30, 2017. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Cautionary Statements Regarding Forward-Looking Information:
{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc., including its Diamond Green Diesel joint venture, and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “assumption,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2), low carbon fuel standards (LCFS) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our

News Release November 7, 2017 Page 11

information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Melissa A. Gaither, VP IR and Global Communications 251 O’Connor Ridge Blvd., Suite 300 Irving, Texas 75038	Email : mgaither@darlingii.com Phone : 972-717-0300